Exhibit 99.1

INDEPENDENT AUDITORS' REPORT

To the Managing Member of Invenergy US Wind I LLC Chicago, Illinois

We have audited the accompanying consolidated financial statements of Bishop Hill Class B Holdings LLC and Subsidiaries (the "Company"), which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations, comprehensive loss, member's equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bishop Hill Class B Holdings LLC and Subsidiaries, as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Chicago, IL
August 13, 2015

BISHOP HILL CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,282,504
Restricted cash	776,913
Accounts receivable	4,552,393
Prepaid expenses and other current assets	262,404
Total current assets	6,874,214

LONG-TERM ASSETS:
Property, plant and equipment - net	313,099,542
Restricted cash	27,501,997
Long-term inventory	544,474
Capitalized finance costs - net	9,276,191
Other long-term assets	120,583
Total long-term assets	350,542,787
TOTAL	$357,417,001

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,329
Accounts payable - related parties	448,079
Current portion of long-term debt	15,361,324
Risk management liabilities	6,690,224
Property taxes payable	2,124,721
Other liabilities and accrued expenses	1,323,147
Total current liabilities	25,948,824

LONG-TERM LIABILITIES:
Long-term debt	278,807,199
Asset retirement obligation	5,427,368
Long-term risk management liabilities	4,284,338
Other long-term liabilities	2,234,786
Total long-term liabilities	290,753,691
Total liabilities	316,702,515

COMMITMENTS AND CONTINGENCIES (See Note 11)	—

EQUITY:
Member's equity	35,800,796
Non-controlling interest	4,913,690
Total equity	40,714,486
TOTAL	$357,417,001

See notes to Consolidated Financial Statements

BISHOP HILL CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

OPERATING REVENUES	$53,961,307

OPERATING EXPENSES:
Plant operating and maintenance expense	6,447,600
Depreciation and accretion expense	14,378,544
General and administrative expense	765,817
Taxes (other than income taxes)	1,983,759
Total operating expenses	23,575,720

INCOME FROM OPERATIONS	30,385,587

OTHER INCOME (EXPENSE):
Interest expense	(18,685,916)
Other - net	(67,995)
Total other expense	(18,753,911)

NET INCOME	11,631,676

NON-CONTROLLING INTEREST SHARE	144,000

NET INCOME ATTRIBUTABLE TO MEMBER	$11,487,676

See notes to Consolidated Financial Statements

BISHOP HILL CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2014

NET INCOME	$11,631,676

OTHER COMPREHENSIVE LOSS:
Risk management activity	(17,555,728)

COMPREHENSIVE LOSS	(5,924,052)

NON-CONTROLLING INTEREST SHARE OF COMPREHENSIVE LOSS	(734,000)

COMPREHENSIVE LOSS ATTRIBUTABLE TO MEMBER	$(5,190,052)

See notes to Consolidated Financial Statements

BISHOP HILL CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF MEMBER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2014

		Member
	Total	Accumulated Other Comprehensive Income (Loss)	Contributed Capital and Retained Earnings	Non-controlling Interest
BEGINNING EQUITY - January 1, 2014	$67,109,531	$5,433,166	$55,325,378	$6,350,987
Comprehensive income (loss):
Net income	11,631,676	—	11,487,676	144,000
Other comprehensive loss - risk management activity	(17,555,728)	(16,677,728)	—	(878,000)
Total comprehensive income (loss)	(5,924,052)	(16,677,728)	11,487,676	(734,000)
Capital contributions	866	—	866	—
Capital distributions	(20,471,859)	—	(19,768,562)	(703,297)
ENDING EQUITY - December 31, 2014	$40,714,486	$(11,244,562)	$47,045,358	$4,913,690

See notes to Consolidated Financial Statements

BISHOP HILL CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,631,676
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion expense	14,378,544
Amortization of capitalized finance costs	1,223,234
Changes in assets and liabilities:
Accounts receivable	(71,492)
Prepaid expenses and other current assets	(61,212)
Long-term inventory	(236,037)
Other long-term assets	(95,583)
Accounts payable	(26,307)
Accounts payable - related parties	263,040
Other liabilities and accrued expenses	827,886
Net cash provided by operating activities	27,833,749

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(21,434)
Restricted cash	7,110,157
Other investing activities	41,992
Net cash provided by investing activities	7,130,715

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt repayments	(14,723,385)
Capital distributions to member	(19,768,447)
Capital distributions to non-controlling interests	(703,297)
Net cash used in financing activities	(35,195,129)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(230,665)

CASH AND CASH EQUIVALENTS - Beginning of year	1,513,169

CASH AND CASH EQUIVALENTS - End of year	$1,282,504

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION - Cash paid during the year for interest	$17,085,379

See notes to Consolidated Financial Statements

BISHOP HILL CLASS B HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

1.	DESCRIPTION OF BUSINESS

Bishop Hill Class B Holdings LLC, a Delaware limited liability company, together with its subsidiaries is herein defined as the “Company.” The purpose of the Company is to own, operate and maintain the Bishop Hill Energy Center (the “Project”) located in Henry and Stark counties, both in Illinois.

The Project is a 211 megawatt (“MW”) electricity generating facility with 133 wind turbine generator units. The Project commenced commercial operations in July 2012.

The Company is owned 100% by Invenergy US Wind I LLC (“IUSW1”). The Company owns 100% of the Class B membership interests in Bishop Hill Holdings LLC (“Holdings”), which directly owns 100% of the membership interest in Bishop Hill Energy LLC (“Bishop”), the direct owner of the Project.

The Company controls through its management and contractual rights certain of its subsidiaries that are partially owned by other investors. Therefore, the Company is required to consolidate those subsidiaries and present the other investor’s interest as non-controlling interests on the consolidated financial statements. Non-controlling interest is included as a component of equity on the consolidated balance sheet.

On June 30, 2015, Invenergy Wind Global LLC (“IWG”), an affiliate of the Company, entered into a Purchase and Sale Agreement (the “PSA”) with a third party to sell 90.1% of the equity interests in the Company upon certain conditions being achieved. IWG will retain the remaining 9.9% equity interests in the Company. The sale is expected to close by the end of 2015.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation - The consolidated financial statements reflect operations of the Company and its wholly owned subsidiary and have been prepared in accordance with the accounting principles generally accepted in the United States (“U.S. GAAP”). All intercompany accounts and transactions are eliminated in consolidation.

A subsidiary’s operating agreement calls for the allocation of profit and loss on an income tax basis. In addition, cash is distributed and other benefits allocated in varying amounts throughout the life of the subsidiary. Therefore, the Company and other investors’ (collectively the “owners”) interests in the subsidiary are not fixed, and the subsidiary applies the Hypothetical Liquidation at Book Value (“HLBV”) method in allocating book profit or loss and other comprehensive income (loss) (“OCI” or “OCL”) to the owners. The HLBV method measures the amount of cash that each owner would receive at each reporting date, including tax benefits realized by the owners, upon a hypothetical liquidation of the subsidiary at the net book value of its underlying assets. The change in the amount of cash that each owner would receive at the reporting date compared to the amount it would have received on the previous reporting date represents the amount of profit or loss and OCI or OCL allocated to each owner for the reporting period.

Subsequent events were evaluated through August 13, 2015, the date the consolidated financial statements were available to be issued.

Management Estimates - The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Concentration of Credit Risk - The Company’s major customer is the Tennessee Valley Authority (“TVA”), and all significant revenues are for energy delivered under the power purchase agreement (“PPA”) (see Note 10). The Company has experienced no credit losses to date on its sales, and does not anticipate material credit losses to occur in the future with respect to related accounts receivable; therefore, no allowance for doubtful accounts has been provided.

Cash and Cash Equivalents - The Company maintains its cash in bank deposit accounts which are federally insured up to $250,000 per insured bank. Cash equivalents consist of money market funds with original maturities of three months or less. The carrying amount of cash equivalents approximates fair value because of the short maturity of these instruments.

Restricted Cash - Restricted cash consists of cash held for purposes of paying operating and maintenance costs, capital expenditures and debt service obligations. Classification on the consolidated balance sheet is consistent with related agreements. The carrying amount of restricted cash approximates fair market value because of the short maturity of these instruments.

Long-term Inventory - Inventories are stated at the lower of cost or market using the average cost method. As of December 31, 2014, $544,474 of long-term inventory was included on the consolidated balance sheet.

Property, Plant and Equipment - Net - Property, plant and equipment is stated at cost and is being depreciated on a straight-line basis over the estimated useful lives of the assets, which range from 3 to 25 years. Maintenance and repairs are charged to expense in the period incurred, while major improvements, which extend the useful lives, are capitalized (see Note 4).

Asset Retirement Obligation - The Company has entered into agreements to lease land on which to construct and operate its wind energy project. Pursuant to certain lease agreements, the Company is required to decommission its wind energy project equipment including the disassembly and removal of wind turbine generators and towers, substation and interconnection facilities, as well as foundations for the towers and substations, and to provide for restoration of the leased property at the end of the lease terms.

The Company records an initial asset retirement obligation at fair value as a liability in the period in which a legal obligation associated with the retirement of tangible long-lived assets occurs. The liability is accreted each period over the maximum term of the contractual agreements. The Company recorded the offsetting asset to the initial obligation as an increase to the carrying amount of the related long-lived asset and depreciates that cost over the maximum term of the contractual agreements. The residual value of the related long-lived asset is excluded from the calculation (see Note 5).

The Company uses significant assumptions and estimates to determine the amount of the asset retirement obligation. These estimates can change based on new information; therefore, the Company periodically re-evaluates these assumptions and estimates.

Capitalized Finance Costs - Net - Capitalized finance costs represent costs incurred to obtain financing and are amortized over the terms of the related debt agreement (see Note 6).

Impairment of Long-Lived Assets - The Company assesses the recoverability of its long-lived tangible assets when conditions are present which may indicate a potential impairment. The Company uses projected undiscounted cash flows of the related operations. These factors, along with management’s plans with respect to operations, are considered in assessing the recoverability of long- lived assets. If the Company determines, based on such measures, that the carrying amount is impaired, the long-lived assets will be written down to their fair value with a corresponding charge to earnings. No impairment was recorded in 2014.

Derivative Instruments and Hedging Activities - The Company uses derivative instruments to minimize the impact of future variability in interest rates (see Note 9). The Company does not engage in speculative derivative activities or derivative trading activities.

Derivative instruments are accounted for under fair value accounting and are recorded on the balance sheet at fair value (see Note 7).

A derivative instrument may qualify for and be designated as part of a hedging relationship. For derivative instruments that qualify, cash flow hedge accounting may be elected to hedge the exposure to variability in expected future cash flows that is attributable to a particular risk. For these hedge relationships, the Company initially reports the effective portion of the gain or loss on the derivative instrument as a component of OCI or OCL on the consolidated statement of member’s equity (deficit) until the period the hedged item affects net income. Ineffectiveness, if any, is recognized on the consolidated statement comprehensive income (loss) immediately during the period.

Settlements from derivative instruments are included in operating activities on the consolidated statement of cash flows.

Revenue Recognition - Revenue is recognized as energy is delivered, pursuant to the PPA (see Note 10). The Company has also determined that the sale of energy and related Renewable Energy Certificates (“RECs”) constitutes one unit of accounting. Because title to both the energy and RECs transfer at the point that the energy is delivered, revenue related to RECs is recognized as electrical power is delivered.

Income Taxes - As a single member limited liability company treated as a disregarded entity, the Company is treated for United States federal income tax purposes in the same manner as its owner. The Company is taxed as a partnership and is not subject to income taxation under United States federal law. The Company is subject to entity level tax in Illinois where it operates but as the Company’s members are also subject to Illinois income taxation, any taxes on its income are the responsibility of its members. Therefore, the Company has made no accrual for federal or state income taxes as of December 31, 2014.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In February 2013, the Financial Accounting Standards Board (“FASB”) issued further guidance on reporting of amounts reclassified out of accumulated other comprehensive income (loss) (“AOCI” or “AOCL”). The amendment requires that an entity must report the effect of significant reclassifications out of AOCI or AOCL by the respective line items in net income (loss) if the amount being reclassified is required under U.S. GAAP. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross- reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. The Company adopted this guidance on January 1, 2014. Since this update only requires additional disclosures, adoption of this guidance did not materially impact the Company’s financial condition, results of operations or cash flows. See Note 9 for the effect of significant reclassifications out of AOCI or AOCL on the respective line items on the consolidated statements of comprehensive loss.

In May 2014, the FASB issued an update to accounting for revenue recognition, which provides a universal method for recognizing revenue. This update supersedes current revenue recognition guidance and most industry-specific guidance throughout the Accounting Standards Codification. The core principle of this guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The update requires entities to recognize revenue on the basis of transferring control of goods or services to customers, whereas prior guidance emphasized the transferring of risks and rewards. This guidance will be effective for annual reporting periods beginning after December 15, 2018, and will be applied retrospectively to all prior periods presented or apply the requirements in the year of adoption, through a cumulative adjustment. Early adoption is permitted for the year ending December 31, 2017. The Company is currently evaluating the potential impact of the adoption of this revised accounting guidance on its revenue recognition policy.

4.	PROPERTY, PLANT AND EQUIPMENT - NET

As of December 31, 2014, property, plant and equipment - net, consisted of the following:

Land	$10,015,757
Plant	337,459,984
Other property and equipment	4,550,572
Subtotal	352,026,313
Less accumulated depreciation	(38,926,771)
Property, plant and equipment - net	$313,099,542

For the year ended December 31, 2014, $14,036,586 of depreciation expense was recorded on the consolidated statement of operations.

5.	ASSET RETIREMENT OBLIGATION

As of December 31, 2014, the Company has recorded an asset retirement obligation of $5,427,368 and property, plant and equipment - net includes a corresponding long-lived asset of $3,910,108, net of accumulated depreciation.

Amounts recorded during 2014 are summarized as follows:

Balance - January 1	$5,085,410
Accretion expense	341,958
Balance - December 31	$5,427,368

6.	CAPITALIZED FINANCE COSTS - NET

Capitalized finance costs of $12,989,072 are being amortized over the remaining life of the related debt obligation. For the year ended December 31, 2014, $1,223,234 was amortized, and included as a part of interest expense on the consolidated statement of operations. Accumulated amortization of such costs was $3,712,881 as of December 31, 2014.

7.	FAIR VALUE MEASUREMENTS

Fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction in the principal market in which the reporting entity transacts based on the assumptions market participants would use when pricing the asset or liability. The fair value hierarchy prioritizes the information used to develop those assumptions giving priority, from highest to lowest, to quoted prices in active markets for identical assets and liabilities (Level 1); observable inputs not included in Level 1, for example, quoted prices for similar assets and liabilities (Level 2); and unobservable data (Level 3), for example, a reporting entity’s own internal data based on the best information available in the circumstances.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair values assets and liabilities and their placement within the fair value hierarchy levels.

The Company identified its interest rate swaps (“Swaps”) as items governed by fair value accounting. The Company uses market participant assumptions including assumptions of credit risk to value these derivatives. The Company performed a sensitivity analysis around the credit risk by considering changes to the utilized credit rating to determine whether such changes result in a significant change to the fair values. These inputs can be readily observable or market corroborated and rendered Level 2 for purposes of disclosure.

The Company’s financial liabilities by level within the fair value hierarchy are summarized as follows:

Fair Value as of December 31, 2014	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Liabilities
Risk management liabilities	$—	$10,974,562	$—

The determination of the fair values above incorporates various factors such as the liquidity premiums that may be demanded by market participants and the credit standing of the counterparties involved. Such valuation adjustments represent the amount of probable change due to default either by the Company or a third party. The credit reserve is developed based on the Company’s expectation of the market participants’ perspective of potential credit exposure. The calculation of the credit reserve on net asset positions is based on available market information including credit ratings and credit default swap rates. The Company also incorporates non-performance risk in net liability positions based on an assessment of market participant’s assumptions of the Company’s potential risk of default.

8.	DEBT

On November 15, 2011, Bishop entered into a credit agreement to provide term loan financing and letters of credit (see Note 11). The term loan bears interest of the London InterBank Offered Rate (“LIBOR”) plus a fixed margin ranging from 2.750% to 3.125% through the maturity date of June 30, 2022. At December 31, 2014, the interest rate totaled 2.98%. As of December 31, 2014, the carrying value of the term loan was $294,168,523. The credit agreement contains provisions which prevent the distribution of available cash if there is an event of default or specified financial ratios are not met during a payment period. No such restrictions exist as of December 31, 2014. The credit agreement is secured by the Project assets.

The fair value of debt, including the current portion, is estimated by calculating the present value of the future principal and interest payments based on projections of LIBOR and market adjusted estimates of credit risk. As of December 31, 2014, the fair value of the debt is approximately $346,679,000.

Repayments of outstanding debt obligations as of December 31, 2014, are scheduled as follows:

2015	$15,361,324
2016	15,437,625
2017	15,345,753
2018	15,308,428
2019	15,809,353
Thereafter	216,906,040
Total	$294,168,523

The Company accounts for the increasing margins on the interest rate of its debt using the effective interest method over the life of the related debt obligations. As of December 31, 2014, $847,148 has been accrued in other long-term liabilities on the consolidated balance sheet.

9.	INTEREST RATE SWAPS

Swaps are executed to protect the Company from future variability in interest rates and meet the definition of derivative instruments (see Note 2). These agreements are entered into in accordance with and as required by the covenants of the credit agreement and are secured in the same manner as the debt.

The terms of the Swaps as of December 31, 2014, are summarized as follows:

Term	Notional	Pay Fixed Rate	Receive Floating Rate	Cash Flow Hedge Accounting Election Date
June 8, 2012 through	Resets from $97,878,368	2.705%	Three-month	November 15, 2011
June 28, 2030	to $4,563,684		LIBOR
Balance - December 31, 2014	$87,289,610
June 8, 2012 through	Resets from $33,962,619	2.705%	Three-month	November 15, 2011
June 28, 2030	to $1,583,544		LIBOR
Balance - December 31, 2014	$30,288,448
June 8, 2012 through	Resets from $137,948,047	2.705%	Three-month	November 15, 2011
June 28, 2030	to $6,431,976		LIBOR
Balance - December 31, 2014	$123,024,439
June 8, 2012 through	Resets from $60,063,908	2.705%	Three-month	November 15, 2011
June 28, 2030	to $2,800,544		LIBOR
Balance - December 31, 2014	$53,566,026

The following table summarizes amounts recorded related to the Swaps:

Current Risk Management Liabilities*	Long-Term Risk Management Liabilities*	Settlement Payments Recorded in Interest Expense**
$6,690,224	$4,284,338	$7,613,617
* As of December 31, 2014
** For the year ended December 31, 2014

The following table represents the activity in AOCL for the Swaps at December 31, 2014:

Balance - January 1, 2014	$5,433,166
Changes in fair value	(25,245,417)
Reclasses from AOCL to interest expense	7,689,689
Non-controlling interest share	878,000
Balance - December 31, 2014	$(11,244,562)

At December 31, 2014, the portion of AOCL expected to be reclassified into interest expense on the consolidated statement of operations during the next twelve months is $6,690,224.

The Company’s Swaps contain cross-default provisions that, if triggered, would permit the counterparty to declare a default and require settlement of the outstanding amount. These cross-default provisions could be triggered if there was a non-performance event under specified indebtedness in excess of a certain threshold. On an ongoing basis, the Company assesses the appropriateness of these cross-default provisions in our contracts. As of December 31, 2014, the fair value of derivative liabilities subject to cross-default provisions totaled $10,974,562. The Company believes that a non-performance event under these provisions is unlikely.

10.	POWER AGREEMENT

On November 24, 2009, Bishop entered into a 20-year PPA with TVA whereby the Project will sell all of its outputs from the initial delivery date through April 2032. The PPA qualifies for treatment as an operating lease, therefore revenue related to the PPA is recognized as energy is delivered, as the lease payments are not fixed. The PPA is secured by letters of credit (see Note 11).

11.	COMMITMENTS AND CONTINGENCIES

Bishop leases land used by the Project under various operating lease agreements expiring on various dates through 2037. Lease expense is recognized on a straight-line basis if the agreement includes known escalating payments over the lease term. For 2014, total lease expense incurred was $2,545,846, of which $2,008,168 represented minimum rent and $48,381 represented contingent rent payments.

Estimated future minimum lease payments as of December 31, 2014, are as follows:

Years Ending December 31,
2015	$2,048,331
2016	2,089,298
2017	2,131,084
2018	2,173,705
2019	2,217,180
Thereafter	46,825,424
Total minimum lease payments	$57,485,022

At December 31, 2014, the Company had letter of credit lines of $8,500,000, of which $8,500,000 letters of credit were issued. The letters of credit provide security for obligations under Project-related contracts.

Pursuant to terms under the PPA, the Company is required to make payments to TVA if the guaranteed supply of energy is not met. The Company does not believe that such payments are likely to be required in the future.

12.	RELATED PARTY TRANSACTIONS

On November 15, 2011, Bishop entered into a Facility Management Agreement (“Agreement”) with Invenergy Services LLC (“Services”). The Agreement called for a fixed monthly administrative fee, which includes home office labor and out-of-pocket expenses, of $14,500 from the Commercial Operation Date until the termination of the agreement, escalating annually for the Consumer Price Index (“CPI”). Under the Agreement, Services shall also be reimbursed for direct operating expenses, including facility labor. Additionally, the Agreement calls for an annual remove monitoring and reset fee of $182,875, escalating annually for CPI, starting from the Commercial Operation Date. Per the Agreement, the Company shall pay Services a monthly management fee of $13,800 until the termination of the Agreement, escalating annually for CPI. Such related party transactions for the year ended December 31, 2014 were $1,703,991 recognized on the consolidated statement of operations.

Some third party invoices are paid by Services or other related affiliates on behalf of the Company. Such invoices are billed to the Company and reimbursed at cost.

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